SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 12, 2000


                      UNITED PAN-EUROPE COMMUNICATIONS N.V.
                      -------------------------------------
             (Exact name of registrant as specified in its charter)



         Netherlands                     000-25365            98-0191997
--------------------------------   --------------------   ------------------
(State or other Jurisdiction of    (Commission File No.)    (IRS Employer
         Incorporation                                    Identification No.)

                                Beech Avenue 100
                                 P.O. Box 74763
                       1070 BT Amsterdam, The Netherlands
                       ----------------------------------
        (Address of Registrant's Principal Executive Offices) (Zip Code)

                               011-31-20-778-9840
                               ------------------
              (Registrant's telephone number, including area code)



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Item 5.  Other Events

On September 12, 2000, United Pan-Europe Communications N.V. ("UPC") announced its agreement to issue 12,500 shares of Series 1 Convertible Class A Preference Shares ("Preference Shares") in a private placement to institutional investors in consideration for $1.24 billion (Euro 1.43 billion) in cash. UnitedGlobalCom, Inc., UPC's majority shareholder, has agreed to acquire $250 million of the Preference Shares. The private placement is expected to close during the fourth quarter of 2000. The press release issued by UPC is attached as an exhibit.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
         ------------------------------------------------------------------

         a.       Financial Statements.

                  None.

         b.       Pro forma Financial Statements.

                  None.

         c.       Exhibits:

                  99.1     Press Release, dated September 12, 2000.


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                    By:  /s/ Anton Tuijten
                                        Anton Tuijten
                                        Member of the Board of Management
                                        and General Counsel


Dated: September 21, 2000